Exhibit 4.1

EXECUTION VERSION

FORTUNE BRANDS HOME & SECURITY, INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Trustee

and

CITIBANK, N.A.,

Securities Agent

INDENTURE

Dated as of June 15, 2015

Debt Securities

i

	“mortgage”	6
	“Officers’ Certificate”	6
	“Opinion of Counsel”	6
	“optional sinking fund payment”	6
	“Original Issue Discount Security”	6
	“Outstanding”	6
	“Paying Agent”	7
	“Permanent Global Security”	7
	“Person”	7
	“Place of Payment”	7
	“Predecessor Securities”	8
	“Redemption Date”	8
	“Redemption Price”	8
	“Registered Security”	8
	“Regular Record Date”	8
	“Responsible Officer”	8
	“Security” or “Securities”	8
	“Security Register” and “Security Registrar”	8
	“Securities Agent”	8
	“Special Record Date”	9
	“Stated Maturity”	9
	“Subsidiary”	9
	“Temporary Global Security”	9
	“Trust Indenture Act” or “TIA”	9
	“Trustee”	9
	“United States”	9
	“United States Alien”	9
	“Yield to Maturity”	9
Section 1.02.	Compliance Certificates and Opinions	10
Section 1.03.	Form of Documents Delivered to Trustee or the Securities Agent	10
Section 1.04.	Acts of Securityholders	11
Section 1.05.	Notices, etc., to Trustee, the Securities Agent and Company	13
Section 1.06.	Notices to Securityholders; Waiver	14
Section 1.07.	Conflict with Trust Indenture Act	15
Section 1.08.	Effect of Headings and Table of Contents	15
Section 1.09.	Successors and Assigns	15
Section 1.10.	Separability Clause	15
Section 1.11.	Benefits of Indenture	16
Section 1.12.	Governing Law	16
Section 1.13.	Payments Due on Non-Business Days	16

v

Section 13.02.	Call, Notice and Place of Meetings	82
Section 13.03.	Persons Entitled to Vote at Meetings	83
Section 13.04.	Quorum; Action	83
Section 13.05.	Determination of Voting Rights; Conduct and Adjournment of Meetings	84
Section 13.06.	Counting Votes and Recording Action of Meetings	85
Section 13.07.	Action Without a Meeting	86

ARTICLE FOURTEEN		86

Immunity of Incorporators, Stockholders, Officers and Directors		86

Section 14.01.	Exemption from Individual Liability	86

ARTICLE FIFTEEN		87

Conversion		87

Section 15.01.	Conversion of Securities	87

TABLE SHOWING REFLECTION IN THE INDENTURE OF CERTAIN

PROVISIONS OF TRUST INDENTURE ACT OF 1939*

TIA	Section	Page

§310(a)(1)	6.09	58
(a)(2)	6.09	58
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	Not Applicable
(b)	6.08	58
§ 311(a)	6.13	61
(b)	6.13	61
§ 312(a)	7.01	62
	7.02(a)	63
(b)	7.02(b)	63
(c)	7.02(c)	64
§ 313(a)	7.03	64
(b)	7.03	64
(c)	7.03	64
(d)	7.03	64
§ 314(a)	7.04	65
	10.04	74
(b)	Not Applicable
(c)(1)	1.02	10
(c)(2)	1.02	10
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02	10

*	This table is not part of the Indenture.

TABLE SHOWING REFLECTION OF TIA

TIA	Section	Page

§ 315(a)	6.01(a)	49
	6.01(c)	49
(b)	6.02	51
	7.03	64
(c)	6.01(b)	49
(d)	6.01	49
(d)(1)	6.01(a)	49
(d)(2)	6.01(c)(2)	49
(d)(3)	6.01(c)(3)	49
(e)	5.14	48
§ 316(a)	1.01	1
(a)(1)(A)	5.02	41
	5.12	47
(a)(1)(B)	5.13	47
(a)(2)	Not Applicable
(b)	5.08	46
(c)	1.04(g)	11
§ 317(a)(1)	5.03	42
(a)(2)	5.04	43
(b)	10.03	72
§ 318(a)	1.07	15

INDENTURE dated as of June 15, 2015 between FORTUNE BRANDS HOME & SECURITY, INC., a Delaware corporation (hereinafter called the “Company”) having its principal office at 520 Lake Cook Road, Deerfield, IL 60015, WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (hereinafter called the “Trustee”) having a corporate trust office at Rodney Square North, 1100 N. Market Street Wilmington, DE 19890 and CITIBANK, N.A., a national banking association (hereinafter called the “Securities Agent”) having a corporate trust office at 388 Greenwich Street, 14th Floor, New York, NY 10013.

WHEREAS, the Company has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (hereinafter called the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the term “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the forms and terms of particular series of Securities established as contemplated hereunder;

(2) all references in this Indenture to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture as originally executed. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(3) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(4) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(5) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(6) certain terms are defined in certain other Articles hereof;

(7) “including” means, where not already so indicated, “including without limitation”;

(8) provisions apply to successive events and transactions;

(9) the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(10) the masculine gender includes the feminine and the neuter;

(11) references to agreements and other instruments include subsequent amendments and supplements thereto; and

(12) Unless otherwise stated in this Indenture, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

“Act”, when used with respect to any Securityholder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.03(f).

“Board of Directors” means the Board of Directors of the Company, the Executive Committee of such Board of Directors or any other committee of such Board of Directors duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company as having been duly adopted by the Board of Directors of the Company, or by the Secretary or an Assistant Secretary of the Company or the Secretary of the Executive Committee of such Board of Directors as having been duly adopted by such Executive Committee, or by the Secretary or an Assistant Secretary of the Company or the Secretary of any other committee of directors or officers (or both) duly authorized by the Board of Directors to act for it or the Company hereunder as having been duly adopted by such other committee and, in each case, to be in full force and effect on the date of such certification, delivered to the Trustee and Securities Agent.

“Business Day”, when used with respect to the Securities of any series, has the meaning specified with respect to the Securities of such series as contemplated by Section 3.01; except that, if no such meaning is so specified, (i) when used with respect to any of the Places of Payment as to any Security of such series or with respect to any payment in respect of such Security, means a day that in each of the Places of Payment as to such Security is neither a Saturday or Sunday nor a day on which banking institutions are authorized or required by law or regulation to remain closed, and (ii) otherwise means a day that in the place where any specified act pursuant to this Indenture is to occur is neither a Saturday or Sunday nor a day on which banking institutions are authorized or required by law or regulation to remain closed in The City of New York.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the Common Stock of the Company.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request”, “Company Order” and “Company Consent” mean, respectively, a written request, order or consent signed in the name of the Company by the Chairman of the Board, any Vice Chairman, the President, the principal financial officer, the general counsel, a Vice President, the Treasurer or an Assistant Treasurer of the Company, and by the principal accounting officer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee and/or the Securities Agent, as applicable.

“Conversion Agent” has the meaning set forth in Section 15.01(b).

“Corporate Trust Office” means (i) solely for purpose of the transfer, surrender, exchange or presentation of Securities for final payment, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency & Trust, Fortune Brands Home & Security, Inc., and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Citibank Agency & Trust, Fortune Brands Home & Security, Inc.

“Defaulted Interest” has the meaning set forth in Section 3.07.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a Global Security, the Person designated as Depositary by the Company pursuant to Section 3.01 with respect to any Securities of such series until a successor Depositary shall have become such as provided pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person which is then a Depositary hereunder with respect to any Securities of such series. If at any time there is more than one such Person which is then a Depositary with respect to the Securities of any series, “Depositary” as used with respect to any Securities of such series shall mean each Person which is then a Depositary with respect to such Securities.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Article Five.

“Exchange Date” has the meaning set forth in Section 3.04(c).

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 3.01, a New York Clearing House bank, designated pursuant to Section 3.01.

“generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles which are generally accepted at the date or time of such computation.

“Global Security” means, with respect to any series of Securities issued hereunder, a Security executed by the Company and authenticated and delivered by the Securities Agent in accordance with a Company Order pursuant to Section 3.03, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or a portion thereof having the same terms, including, without limitation, the same date or dates on which principal is due, the same interest rate or method of determining interest and, in the case of Original Issue Discount Securities, the same issue price (except that such Outstanding Securities of such series or portion thereof need not have the same issue date), and which shall be a Temporary Global Security or a Permanent Global Security.

“Government Obligations” means obligations which are (i) direct obligations of the sovereign government in the currency of which Securities of the relevant series are payable, or (ii) obligations of any Person controlled or supervised by and acting as an instrumentality of such sovereign government the payment of which is unconditionally guaranteed by such sovereign government, and which, in the case of either (i) or (ii), are full faith and credit obligations of such sovereign government, are payable in such currency and are not, by their terms, callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” or “Securityholder”, when used with respect to any Security (including a Global Security), means the Person in whose name such Security is registered on the Security Register.

“interest”, when used with respect to non-interest bearing Securities, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“mandatory sinking fund payment” has the meaning set forth in Section 12.01.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

“mortgage” means any mortgage, pledge or security interest.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, any Vice Chairman, the President, the principal financial officer, the general counsel, a Vice President, the Treasurer or an Assistant Treasurer of the Company, and by the principal accounting officer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee and/or the Securities Agent, as applicable.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company.

“optional sinking fund payment” has the meaning set forth in Section 12.01.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to the Securities of any series, means, as of the date of determination, all Securities of such series theretofore executed, authenticated and delivered under this Indenture, except:

(i) Securities of such series theretofore canceled by the Securities Agent or delivered to the Securities Agent for cancellation;

(ii) Securities of such series for whose payment at the Maturity thereof or redemption money in the necessary amount and in the required currency or composite currency has been theretofore deposited with the Securities Agent or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii) Securities of such series which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities of the same series have been executed, authenticated and delivered pursuant to this Indenture other than any such Securities in respect of which there shall have been presented to the Securities Agent proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, and (b) Securities of such series owned by the Company or any other obligor upon such Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee and/or the Securities Agent, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities of such series which a Responsible Officer of the Trustee and/or the Securities Agent, as applicable, knows to be so owned shall be so disregarded. Securities of such series so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee and/or the Securities Agent, as applicable, the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on Securities of any series on behalf of the Company.

“Permanent Global Security” means a permanent Global Security representing Securities of a series or a portion thereof.

“Person” means any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to Securities of any series, means the place or places established as such with respect to the Securities of such series pursuant to Section 3.01.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security registered on the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as provided in Section 3.01.

“Responsible Officer” when used with respect to the Trustee or the Securities Agent means the Chairman or Vice Chairman of the board of directors, the Chairman or Vice Chairman of the executive committee of the board of directors, the Chairman of the trust committee, the President, any Vice President (however titled), the Secretary, any Assistant Secretary or any Trust Officer, or any other officer or assistant officer of the Trustee or the Securities Agent, as applicable, customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Agreement.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities executed, authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Securities Agent” means the Person named as Securities Agent in the first paragraph of this Indenture and, subject to the provisions of Article Six, shall also include its successors and assigns.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means the date fixed by the Securities Agent pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

“Temporary Global Security” means a Temporary Global Security representing Securities of a series or a portion thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as otherwise provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture and, subject to the provisions of Article Six, shall also include its successors and assigns.

“United States” means the United States of America (including the District of Columbia) and its territories and possessions and other areas subject to its jurisdiction.

“United States Alien” means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“Yield to Maturity”, when used with respect to an Original Issue Discount Security, means the yield to Maturity on such Security calculated at the time of issuance thereof, or, if applicable, at the most recent redetermination of interest on such Security, and calculated in accordance with either the constant interest method or such other accepted financial practice as is specified in the terms of such Security established pursuant to Section 3.01.

SECTION 1.02.	Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee or the Securities Agent to take any action under any provision of this Indenture, the Company shall furnish to the Trustee or the Securities Agent, as applicable, an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03.	Form of Documents Delivered to Trustee or the Securities Agent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an officer of the Company may be based, insofar as it relates to legal matters, upon an opinion of, or representations by, counsel, or, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, independent public accountants, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Person’s certificate is based are erroneous. Any opinion of an officer of the Company or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04.	Acts of Securityholders.

(i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by the Holders of Securities of any series may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing, or (ii) the record of Holders of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of such series duly called and held in accordance with the provisions of Article Thirteen, or (iii) a combination of such instrument or instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective with respect to such series when such instrument or instruments or record or both are delivered to the Trustee or the Securities Agent, as applicable, and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of such series signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding of any Security of such series, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive with respect to such series in favor of the Trustee, the Securities Agent and the Company, and any agent of the Trustee, Securities Agent and the Company, if made in the manner provided in this Section.

(ii) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Securities Agent, as applicable, deems sufficient.

(iii) The ownership of Registered Securities of any series by any Person shall be proved by the Security Register or by a certificate of the Security Registrar.

(iv) The Trustee or the Securities Agent, as applicable, may require such additional proof of any matter referred to in this Section as it shall deem necessary.

(v) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every subsequent Holder of the same Security, and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered or omitted to be done by the Trustee, the Securities Agent, the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(vi) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date specified in or pursuant to such Board Resolution shall be a date not earlier than the date thirty (30) days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one hundred and eighty (180) days after the record date.

(vii) Without limiting the generality of this Section 1.04, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

(viii) Subject to Section 1.04(g), the Trustee or the Securities Agent, as applicable, may fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any permanent Global Security held by a Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other Act, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective if made, given or taken more than one hundred and eighty (180) days after such record date.

SECTION 1.05.	Notices, etc., to Trustee, the Securities Agent and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee or the Securities Agent, as applicable, by any Securityholder or by the Company shall be sufficient for every purpose hereunder only if made, given, furnished or filed in writing to or with the Trustee or the Securities Agent, as applicable, at its principal corporate trust office, or

(2) the Company by the Trustee, the Securities Agent or by any Securityholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee or the Securities Agent, as applicable, by the Company.

Each of the Trustee and the Securities Agent agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, telecopier or other similar unsecured electronic methods; provided, however, that (a) any person providing such instructions or directions shall provide to the Trustee or the Securities Agent, as applicable, an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing, (b) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee or the Securities Agent, as applicable, in a timely manner and (c) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. Neither the Trustee nor the Securities Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Securities Agent’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. If such person elects to give the Trustee or the Securities Agent email (of .pdf or similar files) or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Securities Agent in its sole discretion elects to act upon such instructions, the Trustee’s or the Securities Agent’s reasonable understanding of such instructions shall be deemed controlling. The party providing instructions or directions by unsecured e-mail, telecopier or other similar unsecured electronic methods agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Securities Agent, including without limitation the risk of the Trustee or the Securities Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 1.06.	Notices to Securityholders; Waiver.

Where this Indenture provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Registered Securities, if in writing and mailed, first-class, postage prepaid, to each Holder of a Registered Security affected by such event, at such Holder’s address as it appears on the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In the case of any Holder of Registered Securities which is a Depositary, any such notice may also be given in accordance with the Depositary’s standing instructions and customary practices for the receipt of such notices.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice mailed to a Holder in the manner prescribed herein shall be deemed to have been given to such Holder whether or not received by such Holder. In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible or impracticable to give any notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Securities Agent shall constitute sufficient notification to Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee or the Securities Agent, as applicable, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07.	Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the TIA, such required provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.08.	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09.	Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10.	Separability Clause.

In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, the Security Registrar and any Paying Agent, and their successors hereunder, and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.	Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of law principles (other than Section 5-1401 of the General Obligations Law of the State of New York, which shall apply). This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 1.13.	Payments Due on Non-Business Days.

If any Stated Maturity, Redemption Date, Interest Payment Date or other day on which payment of any principal, premium or interest is required to be made in respect of a Security of any series shall not be a Business Day with respect to the Securities of such series, then (notwithstanding any other provision of this Indenture or of such Security) payment of the principal (and premium, if any) and interest, if any, otherwise due in respect of such Security need not be made at such Stated Maturity or on such Redemption Date, Interest Payment Date or other day, as the case may be, but may be made on the next succeeding Business Day with the same force and effect as if made at such Stated Maturity or on such Redemption Date, Interest Payment Date or other day, as the case may be, and no interest shall accrue for the period from and after such Stated Maturity, Redemption Date, Interest Payment Date or other day, as the case may be.

ARTICLE TWO

FORMS OF SECURITIES

SECTION 2.01.	Forms Generally.

The Securities of each series shall be issued as Registered Securities and shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established in or pursuant to a Board Resolution (and set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in such Board Resolution, in an Officers’ Certificate as to such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and, may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities exchange or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. The form of any Registered Security which is a Global Security shall be as provided in the preceding sentence.

Registered Securities of a series may, to the extent specified with respect to the Securities of such series, as contemplated by Section 3.01, be issued as Global Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02.	Form of Securities Agent’s Certificate of Authentication.

The Securities Agent’s Certificate of Authentication on all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Citibank, N.A., not in its individual capacity but solely as Securities Agent

By
Authorized Officer”

SECTION 2.03.	Global Securities.

If the Securities of or within a series are issuable as a Global Security, the provisions of this Section 2.03 shall apply, except as otherwise provided pursuant to any Board Resolution establishing the terms of the Securities of such series pursuant to Section 3.01.

(a) So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise provided pursuant to

Section 3.01, the Securities will be represented by one or more Global Securities. Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor. The Company, the Securities Agent, the Trustee and any agent of the Company, the Securities Agent and the Trustee shall treat, for all purposes whatsoever, the Depositary or its nominee as the Holder of such Global Security. Any Global Security shall represent such of the Outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby.

(b) Unless otherwise specified pursuant to Section 3.01, payment of principal of and any premium and interest on any Global Security shall be made by wire transfer to the Depositary therefor or pursuant to such other procedures as shall be prescribed by such Depositary.

(c) Unless otherwise specified pursuant to Section 3.01, the transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in this Section, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive delivery of Securities in physical certificated form and will not be considered Holders of such Global Security.

(d) Unless otherwise specified pursuant to Section 3.01, or as provided in Section 2.03(e), a Global Security may not be exchanged in whole or in part for Registered Securities in certificated form, and no transfer of a Global Security in whole or in part may be registered, provided that a Global Security may be exchanged for Registered Securities, and a transfer of a Global Security may be registered, in the name of any Person designated by the Depositary (i) in the event that the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor depositary has not been appointed by the Company within ninety (90) days, or (y) has ceased to be a clearing agency registered under the Exchange Act and a successor clearing agency has not been appointed by the Company within ninety (90) days, (ii) upon request by or on behalf of the Depositary or (iii) to the extent permitted by the Depositary, the Company determines at any time that the Securities shall no longer be represented by Global Securities and shall inform such Depositary of such determination and participants in such Depositary elect to withdraw their beneficial interests in the Global Securities from such Depositary, following notification by the Depositary of their right to do so. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any

Global Security exchanged pursuant to clauses (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Securities issued in exchange for a Global Security or any portion thereof shall be issued as Registered Securities in certificated form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Securities Agent. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Securities Agent is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Securities Agent. Upon any such surrender or adjustment, the Securities Agent shall authenticate upon receipt of a Company Order directing such authentication and delivery and make available for delivery the Security issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(e) Unless otherwise specified pursuant to Section 3.01, the Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of a Global Security shall no longer be represented by such Global Security. In such event the Company will execute, and the Securities Agent, upon receipt of a Company Order for the authentication and delivery of Registered Securities in certificated form of such series, will authenticate and deliver, in exchange for such Global Security, Registered Securities of such series in certificated form in authorized denominations, in an aggregate principal amount equal to the principal amount of the Securities no longer to be represented by such Global Security and having like terms and conditions.

(f) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Securities Agent, the Trustee and any agent of the Company, the Securities Agent or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Securities Agent, the Trustee or any agent of the Company, the Securities Agent or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(g) At such time as all interests in a Global Security have been redeemed, repurchased, converted, cancelled or exchanged for Registered Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Securities Agent in accordance with standing procedures and instructions existing between the Depositary and the custodian. At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, cancelled or exchanged for Registered Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Securities Agent or the custodian, at the direction of the Securities Agent, to reflect such reduction.

(h) Unless otherwise specified pursuant to Section 3.01, any instructions by the Company with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

(i) If the beneficial owners of interests in such Global Security are entitled to exchange such interests for Registered Securities of such series in certificated form, as specified pursuant to Section 3.01 and provided that any applicable notice provided in the Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Securities Agent Registered Securities in certificated form in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such Global Security, executed by the Company. On or after the earliest date on which such interest may be so exchanged, such Global Security shall be surrendered by the Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Securities Agent, as the Company’s agent for such purpose, to be exchanged in whole or from time to time in part, for Registered Securities in certificated form, without charge, and the Securities Agent shall upon receipt of a Company Order directing such authentication and delivery authenticate and deliver in accordance with instructions from the Depositary (including instructions as to the registration of Registered Securities), in exchange for each portion of such Global Security, an equal aggregate principal amount of Registered Securities in certificated form of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged.

(j) If specified for any series of any Global Security pursuant to Section 3.01, the Depositary for any Securities of any series represented by a Global

Security may surrender such Global Security in exchange in whole or in part for Registered Securities of such series of like terms and conditions and in certificated form on such terms as are acceptable to the Company and such Depositary. At such Depositary’s request, the Company shall thereupon execute, and the Securities Agent shall upon receipt of a Company Order directing such authentication and delivery authenticate and deliver, (i) to each Person specified by such Depositary a new Registered Security or Securities in certificated form of the same series, of like terms and conditions and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security so surrendered and (ii) to such Depositary a new Global Security of like terms and conditions and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Registered Securities in certificated form delivered to each such Person as provided in clause (i).

(k) Upon the exchange of a Global Security for Registered Securities in certificated form, such Global Security shall be canceled by the Securities Agent.

(l) The provisions of the last sentence of the last paragraph of Section 3.03 shall apply to any Global Security if such Security was never issued and sold by the Company and the Company delivers to the Securities Agent the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the last paragraph of Section 3.03.

ARTICLE THREE

THE SECURITIES

SECTION 3.01.	Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07);

(3) the date or dates (or the manner of determining the same) on which the principal or premium of the Securities of the series is payable (which, if so provided in or pursuant to such Board Resolution or in such an indenture supplemental hereto, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time);

(4) the rate or rates (or the method of determining the same) at which the Securities of the series shall bear interest, if any, and the date or dates from which such interest shall accrue (which, in the case of either or both, if so provided in or pursuant to such Board Resolution or in such an indenture supplemental hereto, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time), the Interest Payment Dates (or the manner of determining the same) on which such interest, if any, shall be payable, the Regular Record Dates (or the manner of determining the same), if any, for the determination of Holders to whom interest on Registered Securities is payable on any Interest Payment Date, the extent to which, or the manner in which, any interest payable on a Global Security will be paid if other than as provided in Section 3.07 and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5) the place or places where, subject to Section 10.02, the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer and Securities of the series may be surrendered for exchange and, if different than the location specified in Section 1.05, the place or places where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6) whether any of the Securities of such series are to be redeemable at the option of the Company, and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(7) the obligation, if any, of the Company to redeem, repay, prepay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, repaid, prepaid or purchased, in whole or in part, pursuant to such obligation;

(8) if other than denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof, the minimum denominations in which Securities of the series shall be issuable;

(9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(10) if the amount of payments of principal of (or any premium) or any interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(11) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary for such Global Security or Securities, whether such global form shall be permanent or temporary and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in this Article Three;

(12) in the case of any Global Security that may be exchanged for other Securities, the manner and procedures for effecting such exchange;

(13) whether and under what circumstances, and the terms and conditions on which, the Company will pay additional amounts on the Securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and whether the Company will have the option to redeem such Securities rather than pay such additional amounts or to redeem such Securities in the event of the imposition of any certification, documentation, information or other reporting requirement and, if so, under what circumstances and the terms and conditions on which the Company may exercise such option;

(14) the Person to whom interest, if any, on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment;

(15) any deletions from, modifications of, or additions to the Events of Default or covenants of the Company with respect to any of such Securities (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein);

(16) the application, if any, of Section 4.03 or Section 10.06 (including the application, if any, of the condition specified in subparagraph (4) of Section 4.03 or subparagraph (5) of Section 10.06, or both, and, in the case of the application of subparagraph (4) of Section 4.03, the application, if any, of clause (B) in lieu of clause (A) thereof) to the Securities of the series;

(17) any percentage greater than a majority in principal amount of the Outstanding Securities of the series as shall apply to Sections 9.02 and 13.04;

(18) the obligation, if any, of the Company to convert Securities of the series pursuant to the terms thereof, at the option of the Holders thereof, into shares of Common Stock issued by the Company, and the terms and conditions upon which such Securities shall be converted, in whole or in part, pursuant to such obligation;

(19) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Securities of the series (if different from those named herein) and, if applicable, the Person which shall be the Depositary or other depositary for the Securities of such series or any portion thereof and any provisions for the appointment of a successor Depositary or other depositary, as the case may be;

(20) the designation of the initial Exchange Rate Agent, if any; and

(21) any other terms of the series and any deletions from or modifications or additions to this Indenture in respect of such Securities.

All Securities of any one series shall be substantially identical except that such Securities may differ as to denomination, date of issue, Stated Maturity, rate of interest, if any, and the date from which interest, if any, shall accrue and as may otherwise be provided in or pursuant to such Board Resolution or in such an indenture supplemental hereto. The terms of such Securities, as set forth above, may be determined by the Company from time to time if so provided in or pursuant to such Board Resolution or in such an indenture supplemental hereto. All Securities of any one series need not, but may, be issued at the same time.

If any terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee and the Securities Agent at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 3.02.	Denominations.

Unless otherwise specified with respect to Securities of a series as contemplated by Section 3.01, any Registered Securities of such series shall be issuable in the denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 3.03.	Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors (or its Chairman of the Executive Committee of such Board of Directors), any Vice Chairman, its President, its principal financial officer, its principal accounting officer, its general counsel, any Vice President or its Treasurer. The signature of any of these officers on the Securities may be manual or facsimile and may be imprinted or otherwise reproduced thereon.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities; and any Security may be executed on behalf of the Company by such person or persons as, at the actual date of execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery hereof such person or persons were not such officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities (including Global Securities) of any series executed by the Company to the Securities Agent for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Securities Agent in accordance with the Company Order shall authenticate and deliver such Securities. If all the Securities of any one series are not to be issued at one time and if a Board Resolution or indenture supplemental hereto relating to the Securities of such series shall so permit, such Company Order may set forth procedures acceptable to the

Securities Agent for the issuance of such Securities, including, without limitation, procedures with respect to date of issue, Stated Maturity, rate of interest, if any, and date from which interest, if any, shall accrue as determined by the Company as contemplated by Section 3.01. In authenticating and delivering such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Securities Agent shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel that (subject to such customary exceptions and assumptions):

(a) the form or forms of such Securities has been established in conformity with the provisions of this Indenture;

(b) the terms of such Securities have been established in conformity with the provisions of this Indenture;

(c) such Securities, when authenticated and delivered by the Securities Agent and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(d) the execution and delivery by the Company of such Securities (i) has been duly authorized by all necessary corporate action on the part of the Company and (ii) will not violate the certificate of incorporation or by-laws of the Company, any law binding on the Company, or this Indenture.

The Securities Agent shall not be required to authenticate such Securities if (i) the Securities Agent, being advised by counsel, determines that such action may not be lawfully taken, (ii) the Securities Agent in good faith by its Board of Directors, executive committee or a trust committee of directors and/or Responsible Officers determines that such action would expose the Securities Agent to personal liability to Holders of any Outstanding Securities or (iii) the issue of such Securities pursuant to this Indenture will affect the Securities Agent’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Securities Agent. The Securities Agent shall authenticate and deliver each Security of any such series in accordance with the procedures, if any, specified by the Company in the Company Order delivered pursuant to the preceding paragraph.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver any Board Resolution, Officers’ Certificate or Opinion of Counsel otherwise required pursuant to Section 3.01, such preceding paragraph or Section 1.02 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Registered Security (including a Global Security) shall be dated the date of its authentication.

If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Securities Agent shall, in accordance with this Section 3.03 and Section 3.04, if and to the extent applicable, and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in permanent or temporary form that (i) shall represent and shall be denominated in an aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Securities Agent to such Depositary or pursuant to such Depositary’s instructions.

Unless otherwise specified with respect to the Securities of a series as contemplated by Section 3.01, each Person designated pursuant to Section 3.01 as a Depositary for a Global Security which is a Registered Security of such series, at the time of its designation and at all times while it serves as Depositary, shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Securities Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Securities Agent for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04.	Temporary Securities; Exchange of Temporary Global Securities.

(a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Securities Agent shall authenticate and deliver temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Such temporary Securities may be issued as a Temporary Global Security representing such of the Outstanding Securities of any such series as shall be specified therein. Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder.

(b) Except in the case of any Temporary Global Security (which shall be exchanged in accordance with the provisions thereof and Section 3.04(c)), if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 10.02 at a Place of Payment with respect to Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Securities Agent shall upon receipt of a Company Order directing such authentication and delivery authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of a like Stated Maturity, with like terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a Temporary Global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and with like terms and conditions authenticated and delivered hereunder, except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01.

(c) Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any Temporary Global Security (the “Exchange Date”), the Company shall deliver to the Securities Agent definitive Securities, in aggregate principal amount equal to the principal amount of such Temporary Global Security, executed by the Company. On or after the Exchange Date such Temporary Global Security shall be surrendered by the Depositary to the Securities Agent, as the Company’s agent for such purpose, to be exchanged for definitive Permanent Global Securities without charge and the Securities Agent shall upon receipt of a Company Order directing such authentication and delivery authenticate and deliver, in exchange for each portion of such Temporary Global Security, an equal aggregate principal amount of definitive Permanent Global Securities of the same series of authorized denominations and of like tenor as the portion of such Temporary Global Security to be exchanged.

SECTION 3.05.	Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 10.02 a register or registers in respect of each series of Securities issuable as Registered Securities (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities of such series and the registration of transfers of Registered Securities of such series. Said office or agency is hereby initially appointed “Security Registrar” in respect of each series of Securities issuable as Registered Securities for the purpose of registering Registered Securities of such series and transfers of Registered Securities of such series as herein provided.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company in a Place of Payment in respect of such series, but subject to any restrictions thereon, the Company shall execute, and the Securities Agent shall upon receipt of a Company Order directing such authentication and delivery authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of such series of any authorized denominations, of a like Stated Maturity and aggregate principal amount and with like terms and conditions.

At the option of the Holder, Registered Securities of any series may be exchanged for one or more other Registered Securities of such series of any authorized denominations, of a like Stated Maturity and aggregate principal amount and with like terms and conditions, upon surrender of the Registered Securities to be exchanged at any such office or agency.

Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Securities Agent shall upon receipt of a Company Order directing such authentication and delivery authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Except as otherwise specified with respect to the Securities of any series pursuant to Section 3.01, any Permanent Global Security representing Securities of such series shall be transferred and exchanged only as provided in Section 2.03.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security of a series presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Securities Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Securities Agent and the Security Registrar in respect of such series duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Securities Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 9.06 and 11.07 or conversions pursuant to Section 15.01 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption hereunder and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Registered Security of such series so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part.

SECTION 3.06.	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Securities Agent, or if the Company and the Securities Agent receive evidence to their satisfaction of the destruction, loss, mutilation beyond clear recognition or theft of any Security, and there is delivered to the Company and the Securities Agent such security and/or indemnity as may be required by them to save each of them, the Trustee, the Security Registrar, the Paying Agent and any agent of any of them harmless, then, in the absence of notice to the Company or a Responsible Officer of the Securities Agent that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Securities Agent shall upon receipt of a Company Order directing such authentication and delivery authenticate and deliver, in exchange therefor, a new Security of the same series, in a like principal amount, of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Securities Agent such security and/or indemnity as may be required by them to save each of them, the Trustee, the Security Registrar, the Paying Agent and any agent of any of them harmless, and in case of destruction, mutilation beyond clear recognition, loss or theft, evidence satisfactory to the Company and the Securities Agent and any agent of either of them of the destruction, loss, mutilation beyond clear recognition, or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Agent connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost, mutilated beyond clear recognition or stolen Security of such series or in exchange for any mutilated but clearly recognizable Security of such series shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07.	Payment of Interest; Interest Rights Preserved.

Except as otherwise specified with respect to any series of Securities in accordance with Section 3.01, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest specified as provided in Section 3.01.

Except as otherwise specified with respect to any series of Securities as contemplated by Section 3.01, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve thirty-day months.

Except as otherwise specified with respect to any series of Securities in accordance with Section 3.01, and subject to Sections 3.04(b) and 3.05 and the next following paragraph, payment of interest may be made (i) if the Holder has provided valid wire transfer instructions at least three Business Days prior to such Interest Payment Date, by transfer to an account maintained by the payee with a bank located inside the United States or (ii) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register in respect of Securities of such series.

Except as otherwise specified with respect to any series of Securities in accordance with Section 3.01, every Permanent Global Security of such series will provide that interest, if any, payable on any Interest Payment Date will be paid to any Depositary with respect to that portion of such Permanent Global Security held by the Depositary for credit by such Depositary to its participants or members in accordance with the then applicable procedures of such Depositary.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) after any applicable grace period shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (1) or paragraph (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities of such series) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Securities Agent in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Securities Agent an amount of money in the currency or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 with respect to Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Securities Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this paragraph provided. Thereupon the Securities Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Securities Agent of the notice of the proposed payment. The Securities Agent shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class, postage prepaid, to each Holder of a Registered Security of such series at the address of such Holder as it appears in the Security Register in respect of the Securities of such series not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following paragraph (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Securities Agent of the proposed payment pursuant to this paragraph, such payment shall be deemed practicable by the Securities Agent.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08.	Persons Deemed Owners.

The Company, the Securities Agent, the Trustee and any Paying Agent, the Security Registrar and any other agent of the Company, the Securities Agent or the Trustee in respect of the Securities of any series may treat the Person in whose name any Registered Security of such series is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Securities Agent or the Trustee nor any Paying Agent, Security Registrar or other agent of the Company, the Securities Agent or the Trustee in respect of the Securities of such series shall be affected by notice to the contrary.

None of the Company, the Securities Agent, the Trustee and any Paying Agent, the Security Registrar and any other agent of the Company, the Securities Agent or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Securities Agent, the Trustee, or any agent of the Company, the Securities Agent or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

SECTION 3.09.	Cancellation.

All Securities surrendered for payment, registration of transfer, exchange, conversion, redemption or repayment, or delivered in satisfaction of any sinking fund payment or analogous payment, shall, if surrendered to any Person other than the Securities Agent, be delivered to the Securities Agent for cancellation and shall be promptly canceled by it. The Company may at any time deliver to the Securities Agent for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Securities Agent (or to any other Person for delivery to the Securities Agent) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Securities Agent in accordance with its standard procedures. No Security shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Securities Agent shall be destroyed by it in accordance with its standard procedures and the Securities Agent shall deliver a certificate of such destruction to the Company at the Company’s written request. Any Temporary Global Security shall be destroyed by the Securities Agent in accordance with its standard procedures if the entire aggregate principal amount of the Securities represented thereby has been exchanged. Permanent Global Securities shall not be cancelled until exchanged in full for other Permanent Global Securities or definitive Securities or until payment thereof is made in full.

SECTION 3.10.	CUSIP, CINS and ISIN Numbers.

The Company in issuing the Securities may use “CUSIP,” “CINS,” “ISIN” and other reference numbers (if then generally in use), and, if so, the Trustee and the Securities Agent shall use “CUSIP,” “CINS,” “ISIN” and other such reference numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee and the Securities Agent of any changes in the “CUSIP,” “CINS,” “ISIN” or the other such reference numbers.

SECTION 3.11	Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01.	Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to any series of Securities, and the Trustee, on demand of and at the expense of the Company, shall execute such instruments acknowledging satisfaction and discharge of this Indenture with respect to such series as reasonably requested by and prepared by the Company and delivered to the Trustee for signature, when:

(1) any of the following shall occur:

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Registered Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (ii) Securities money for the payment of which has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Securities Agent for cancellation; or

(B) all Securities of such series not theretofore delivered to the Securities Agent for cancellation:

(i) have become due and payable; or

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Securities Agent for the giving of notice of redemption by the Securities Agent in the name, and at the expense, of the Company;

and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Securities Agent, as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Securities of such series not theretofore delivered to the Securities Agent for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Securities of such series; and

(3) the Company has delivered to the Trustee and the Securities Agent an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture in respect of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, so long as any Security of such series remains Outstanding, the obligations of the Company to the Trustee and/or Securities Agent under Section 6.07 and, if money shall have been deposited with the Securities Agent pursuant to subclause (B) of clause (1) of this Section or if money or Government Obligations shall have been deposited with or received by the Securities Agent pursuant to Section 4.03 or 10.06, the obligations of the Securities Agent under Section 4.02 and the last paragraph of Section 10.03 with respect to such series shall survive and the remaining rights of conversion of any Securities of such series, if convertible, shall continue in full force and effect pursuant to the terms set forth in Article Fifteen herein.

SECTION 4.02.	Application of Trust Money.

(a) Subject to the provisions of Section 4.02(c) and the last paragraph of Section 10.03, all money or Government Obligations deposited with the Securities Agent pursuant to Section 4.01, 4.03 or 10.06 or the principal of or interest on such Government Obligations shall be held in trust and applied by the Securities Agent, in accordance with the provisions of this Indenture and of the Securities of the series to which such money or Government Obligations relate, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Securities Agent may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for the payment of which such money or Government Obligations have been deposited with the Securities Agent or to make mandatory sinking fund payments or analogous payments as contemplated by Section 4.03 or 10.06, but such money or proceeds need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and shall indemnify the Trustee and the Securities Agent against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 4.03 or 10.06 or the principal of or interest on such Government Obligations other than any payable by or on behalf of the Holders.

(c) The Securities Agent shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or the principal of or interest on such Government Obligations) held by it as provided in Section 4.01, 4.03 or 10.06 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Securities Agent, upon which the Securities Agent shall be entitled to fully rely, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such money or Government Obligations were deposited or received. The principal of and interest on the Government Obligations deposited in trust pursuant to Sections 4.03(1) and 10.06(1), to the extent that such principal and interest are not required for a period of time for the payment of the principal of (and premium, if any) and interest, if any, on the Securities with respect to which such Government Obligations relate, shall, so far as practicable, be invested as directed in writing to the Securities Agent with specificity in Government Obligations of such maturities (six months or less) as necessary to ensure that funds are available to pay the principal of (and premium, if any) and interest, if any, on such Securities and the Securities Agent, upon receipt thereof, shall distribute to the Company the income from such investments.

SECTION 4.03.	Defeasance and Discharge of Securities of any Series.

If this Section 4.03 has been specified in accordance with Section 3.01 to be applicable to Securities of any series, then notwithstanding Section 4.01, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of such series, the provisions of this Indenture as it relates to such Outstanding Securities (except as to the rights of Holders of Outstanding Securities of such series to receive, from the trust funds described in subparagraph (1), payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest, if any, on such Securities on the Stated Maturity of such principal or installment of principal or interest or any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities, the Company’s obligations with respect to such Securities under Sections 3.05, 3.06, 10.02, 10.03 and 15.01, the rights, powers and immunities of the Trustee and/or the Securities Agent hereunder) shall no longer be in effect, and the Trustee, at the expense of the Company, shall, upon Company Request, execute such instruments as reasonably requested and prepared by the Company acknowledging the same, provided that the following conditions have been satisfied:

(1) with reference to this Section 4.03, the Company has deposited or caused to be deposited with the Securities Agent (or another trustee satisfying the requirements of Section 6.09), irrevocably (irrespective of whether the conditions in subparagraphs (2), (3), (4) (if applicable) or (5) have been satisfied, but subject to the provisions of Section 4.02(c) and the last paragraph of Section 10.03), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) money in an amount in the currency or composite currency in which the Securities of such series are payable (except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01), or (B) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due date of any payment referred to in clause (i) or (ii) of this subparagraph (1) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Securities Agent, to pay and discharge (i) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest, (ii) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and (iii) any repayment of the Securities of such series at the option of a Holder of any of such Securities on the date such repayment is due and payable;

(2) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(3) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 5.01(d) or 5.01(e) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.01(d) or 5.01(e) shall have occurred and be continuing on the 91st day after such date;

(4) if this subparagraph has been specified in accordance with Section 3.01 to be applicable to the Securities of such series, the Company has delivered to the Trustee and the Securities Agent (A) an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect, or (B) in lieu thereof, but only if this clause (B) is specified in accordance with Section 3.01 to be applicable to the Securities of such series, an Opinion of Counsel to the effect, that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(5) the Company has delivered to the Trustee and the Securities Agent an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance and discharge of the entire indebtedness on all Outstanding Securities of such series as contemplated by this Section have been complied with.

ARTICLE FIVE

REMEDIES

SECTION 5.01.	Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of

Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the due and punctual payment of any interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the due and punctual payment of the principal of (and premium, if any, on) any of the Securities of such series as and when the same shall become due and payable either at Maturity, by declaration as authorized by this Indenture, or otherwise; or

(c) failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such series or in this Indenture contained (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than such series) for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company and the Securities Agent by the Trustee or to the Company, the Securities Agent and the Trustee by the Holders of at least 25% in principal amount of the Securities of such series at the time Outstanding; provided, however, that, subject to the provisions of Subsections (a), (b) and (c) of Section 6.01 hereof, the Trustee shall not be charged with knowledge of such default unless a Responsible Officer of the Trustee, in the course of its administration of corporate trusts, shall have actual knowledge of such default or unless written notice thereof shall have been given to the Trustee by the Company or by the Holders of not less than 25% in principal amount of the Outstanding Securities of such series; or

(d) entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(e) commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors, or the admission by the Company in writing of its inability generally to pay its debts as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(f) any other Event of Default provided with respect to Securities of such series.

SECTION 5.02.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than Event of Default under Section 5.01(d) or 5.01(e)) with respect to Securities of any series then Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series (or, in the case of Securities of such series that are Original Issue Discount Securities, such portion of the principal of such Securities as may be specified in the terms thereof) to be due and payable immediately, by a notice in writing to the Company and the Securities Agent (as well as to the Trustee if given by Securityholders), and upon any such declaration such principal (or, as the case may be, such portion thereof) shall become immediately due and payable. If an Event of Default under Section 5.01(d) or 5.01(e) with respect to the Securities of any series occurs in respect of the Company, then the principal of all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such series.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company, the Securities Agent and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency or composite currency in which the Securities of such series are payable (except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01):

(A) all overdue installments of interest, if any, on all Outstanding Securities of such series,

(B) the principal of (and premium, if any, on) any Outstanding Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by such Securities (or, in the case of Securities of such series that are Original Issue Discount Securities, the Yield to Maturity in respect thereof),

(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest, if any, at the rate or rates borne by such Securities (or, in the case of Securities of such series that are Original Issue Discount Securities, the Yield to Maturity in respect thereof), and

(D) all sums paid or advanced by the Trustee and/or the Securities Agent hereunder and the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee and/or the Securities Agent, and each of their agents and counsel;

and

(2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of (or premium, if any) or interest, if any, on Securities of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03.	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of such series, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, if any, at the rate or rates borne by such Securities (or in the case of Securities of such series that are Original Issue Discount Securities, the Yield to Maturity in respect thereof); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee and/or the Securities Agent, and each of their agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series, by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04.	Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (or, in the case of Securities of such series that are Original Issue Discount Securities, such portion of the principal of such Securities as may be specified in the terms thereof) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and/or the Securities Agent (including any claim for the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee and/or the Securities Agent, and each of their agents and counsel) and of the Holders of the Securities of such series allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee and/or the Securities Agent any amount due to it for the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee and/or the Securities Agent, and each of their agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Securities Agent shall be entitled to and responsible for filing proofs of claim for any amounts due to it in connection with any such proceeding.

SECTION 5.05.	Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee and/or the Securities Agent, and each of their agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06.	Application of Money Collected.

Any money collected by the Trustee pursuant to this Article with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities in respect of which such money was collected, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and/or the Securities Agent under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid upon the Securities of such series for the principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities, for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may determine.

SECTION 5.07.	Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of any series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of such series.

SECTION 5.08.	Unconditional Right of Securityholders to Receive Principal, Premium and Interest and to Convert Securities.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), to require conversion of such Security, if convertible, and to institute suit for the enforcement of any such payment and any such right to convert and such right shall not be impaired without the consent of such Holders.

SECTION 5.09.	Restoration of Rights and Remedies.

If the Trustee or the Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee, the Securities Agent or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.	Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Securities Agent or of any Holder of any Security of any series to exercise any right or remedy accruing upon any Event of Default in respect of the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Securities Agent or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Securities Agent or by such Holders, as the case may be.

SECTION 5.12.	Control by Securityholders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or this Indenture or with the Securities of any series, or be unduly prejudicial to Holders not joining therein,

(2) the Trustee shall have the right to receive security or indemnity satisfactory to it in its sole discretion prior to complying with any such direction, and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.	Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of such series waive any past default hereunder with respect to Securities of such series and its consequences if all amounts due hereunder to the Trustee and the Securities Agent have been paid in full, except a default:

(1) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.	Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security of any series by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee or the Securities Agent for any action taken or omitted by it as Trustee or the Securities Agent the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee or the Securities Agent to any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series or to any suit instituted by any Holder of a Security for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.15.	Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any similar law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE AND THE SECURITIES AGENT

SECTION 6.01.	Certain Duties and Responsibilities.

(a) The Trustee, except during the continuance of an Event of Default in respect of the Securities of any series, and the Securities Agent:

(1) undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Securities Agent; and

(2) may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Securities Agent, as the case may be, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Securities Agent, the Trustee or the Securities Agent, as the case may be, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default in respect of the Securities of any series has occurred and is continuing, the Trustee shall with respect to such Securities exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee or the Securities Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) neither the Trustee nor the Securities Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by the final judgment of a court of competent jurisdiction in the State of New York, no longer subject to appeal or review that the Trustee or the Securities Agent, as the case may be, was negligent in ascertaining the pertinent facts;

(3) neither the Trustee nor the Securities Agent shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount (or such lesser principal amount as is provided for by this Indenture) of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, in respect of the Securities of such series;

(4) neither the Trustee nor the Securities Agent shall be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee or the Securities Agent, as applicable, shall have received written notice or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, each of the Trustee and the Securities Agent may conclusively assume that there is no default or Event of Default; and

(5) neither the Trustee nor the Securities Agent shall have any duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance.

(d) No provision of this Indenture shall require the Trustee or the Securities Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee or the Securities Agent shall be subject to the provisions of this Section.

SECTION 6.02.	Notice of Default.

If a default occurs and is continuing in respect of the Securities of any series as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then within 90 days after receipt of such notice or after acquiring actual knowledge, as applicable, the Trustee shall give or transmit, in the manner and to the extent provided in Sections 1.06 to the Securities Agent and the Holders of Securities of such series notice of such default unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or the making of any sinking fund payment in respect of the Securities of such series when due, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(c) with respect to Securities of such series no such notice to Holders of Securities of such series shall be given until at least 60 days after the Trustee’s receipt of notice of such default or acquiring actual knowledge thereof, as applicable. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 6.03.	Certain Rights of Trustee and Securities Agent.

Subject to the provisions of Section 6.01:

(a) the Trustee and the Securities Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, Opinion of Counsel, Officer’s Certificate, appraisal opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee or the Securities Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee or the

Securities Agent (unless other evidence be herein specifically prescribed) may require an Officer’s Certificate and/or an Opinion of Counsel. Neither the Trustee nor the Securities Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificates or Opinion of Counsel;

(d) each of the Trustee and the Securities Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) neither the Trustee nor the Securities Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee or the Securities Agent, as applicable, security or indemnity satisfactory to the Trustee or the Securities Agent, as applicable, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) neither the Trustee nor the Securities Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document but the Trustee or the Securities Agent, as applicable, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Securities Agent, as applicable, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) each of the Trustee and the Securities Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys and the Trustee or the Securities Agent, as applicable, shall not be responsible for any misconduct or negligence on the part of any agent, custodians or attorney appointed with due care by it hereunder;

(h) neither the Trustee nor the Securities Agent shall be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the right of each of the Trustee and the Securities Agent to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither the Trustee nor the Securities Agent shall be answerable other than for its negligence or willful misconduct in the performance or omission of such act;

(j) neither the Trustee nor the Securities Agent shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

(k) in the event that either the Trustee or Securities Agent is also acting in the capacity of Securities Registrar, transfer agent, or Paying Agent, the rights, privileges, protections, exculpations, immunities, indemnities and benefits afforded under this Indenture to the Trustee or the Securities Agent, as applicable, shall also be afforded to the Trustee or the Securities Agent, as applicable, acting in such capacities and to each of their Responsible Officers and other Persons duly employed by them, as if such rights, privileges, protections, exculpations, immunities, indemnities and benefits were expressly set forth herein for their benefit in each such capacity, mutatis mutandis;

(l) neither the Trustee nor the Securities Agent shall be responsible for delays or failures in performance resulting directly or indirectly from forces beyond its control (including, without limitation, acts of God, strikes, work stoppages, lockouts, accidents, severe weather, floods, nuclear or natural catastrophes, riots, civil or military disturbances or hostilities, acts of war or terrorism, any provision of any present or future law or regulation or any act of any governmental authority, and any interruption, loss or malfunction of utilities, communications, computer services (software or hardware) or Federal Reserve Bank wire service);

(m) notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Securities Agent that the Securities Agent deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Securities Agent to the Email Recipient;

(n) the Trustee or the Securities Agent may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this

Indenture, which Officer’s Certificate may be signed by any such person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(o) to help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. If an account is opened with the Trustee or the Securities Agent, the Trustee or the Securities Agent, as applicable, will ask for information that will allow the Trustee or the Securities Agent, as applicable, to identify relevant parties. The parties hereto hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Trustee or the Securities Agent, as applicable, should they look to open an account with the Trustee or the Securities Agent, as applicable;

(p) unless the Securities Agent receives written notice of an error or omission related to any financial information or disbursements provided to Holders within 60 days of Holders’ receipt thereof, the Securities Agent shall not have any liability in connection therewith and the Securities Agent shall not have any obligations with respect thereto absent written direction and indemnity by the requisite percentage of Holders entitled to direct the Securities Agent pursuant to the terms of this Indenture. Notwithstanding anything herein to the contrary, in no event shall the Securities Agent be required to expend or risk its own funds or to make any advances as a result of errors or omissions requiring modifications or adjustments of any kind to disbursements made to Holders;

(q) in making or disposing of any investment permitted by this Indenture, the Trustee and the Securities Agent are authorized to deal with themselves (in their individual capacity) or with any one or more of their Affiliates, in each case on an arm’s-length basis and on standard market terms, whether they or such Affiliate is acting as a subagent of the Trustee, the Securities Agent or for any third person or dealing as principal for its own account;

(r) anything in this Indenture to the contrary notwithstanding, in no event shall either of the Trustee or the Securities Agent be liable for special, indirect, incidental, exemplary, punitive or consequential loss, expense or damage of any kind whatsoever (including but not limited to lost profits), whether or not any such losses, expenses or damages were foreseeable or contemplated, even if the Trustee or the Securities Agent, as applicable, has been advised of the likelihood of such loss, expense or damage and regardless of the form of action;

(s) delivery of reports, information and documents to the Trustee or the Securities Agent shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other entity’s compliance with any covenants under this Indenture, the Securities or any other related documents. Neither the Trustee nor the Securities Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other entity’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture, the Securities or any other related document; and

(t) no provision of this Indenture or any other related document shall be deemed to impose any duty or obligation on either of the Trustee or the Securities Agent to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under the Indenture or any other such related document, or to exercise any right or power hereunder or thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it (which determination may be based on the advice or opinion of counsel), or which shall be beyond the corporate powers, authorization or qualification of the Trustee or the Securities Agent, as applicable.

SECTION 6.04.	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities of any series, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee and the Securities Agent assume no responsibility for their correctness. The Trustee and the Securities Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities of any series, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Securities Agent makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any Series, except that the Securities Agent represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor the Securities Agent shall be accountable for the use or application by the Company of Securities of any series or the proceeds thereof.

SECTION 6.05.	May Hold Securities.

The Trustee, the Securities Agent, any Paying Agent, any Security Registrar or any other agent of the Company, the Securities Agent or the Trustee, in its

individual or any other capacity, may become the owner or pledgee of Securities of any series and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, the Securities Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06.	Money Held in Trust.

Money held by the Trustee or the Securities Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor the Securities Agent shall be under any liability for interest on any money received by it hereunder except as provided in Section 4.02 or as otherwise agreed with the Company.

SECTION 6.07.	Compensation and Reimbursement.

(a) The Company agrees:

(1) to pay to each of the Trustee and the Securities Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse each of the Trustee and the Securities Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by each of the Trustee or the Securities Agent in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance directly attributable to its negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision; and

(3) to indemnify each of the Trustee and the Securities Agent for, and to hold it harmless against, any loss, liability, damage or expense (including the reasonable fees and expenses of its counsel, agents, custodians or co-trustees and taxes other than those based upon the income of the Trustee or Securities Agent) incurred without negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b) As security for the performance of the obligations of the Company under this Section, each of the Trustee and the Securities Agent shall have a prior lien to the Securities of a series upon all property and funds held or collected by the Trustee or the Securities Agent as such, except funds held in trust for the payment of principal (and premium, if any) of or interest, if any, on particular Securities.

(c) The indemnity obligations of the Company with respect to the Trustee and/or the Securities Agent provided for in this Section 6.07 shall survive any resignation or removal of the Trustee and/or the Securities Agent, as applicable.

SECTION 6.08.	Disqualification; Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 6.09.	Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in respect of the Securities of all series in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10.	Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee or the Securities Agent and no appointment of a successor Trustee or successor Securities Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee or successor Securities Agent in accordance with the applicable requirements of Section 6.11.

(b) Each of the Trustee and the Securities Agent may resign at any time in respect of the Securities of one or more series by giving written notice thereof to the Company and the Trustee or the Securities Agent, as applicable. If an instrument of acceptance by a successor Trustee or successor Securities Agent shall not have been delivered to the Trustee or Securities Agent, as applicable, within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Securities Agent, as applicable, in respect of the Securities of such series.

(c) Each of the Trustee and the Securities Agent may be removed at any time in respect of the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee, the Securities Agent and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

(3) the Trustee or the Securities Agent shall become incapable of acting or shall have entered against it a decree for relief under the federal bankruptcy laws or be adjudged as bankrupt or insolvent under applicable law or a receiver of the Trustee or Securities Agent, as applicable, or of its property shall be appointed or any public officer shall take charge or control of the Trustee or Securities Agent, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee or Securities Agent, as applicable, in respect of all Securities or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or Securities Agent, as applicable, in respect of all Securities and the appointment of a successor Trustee or Trustees or successor Securities Agent, as applicable.

(e) If the Trustee or Securities Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee or Securities Agent for any cause, in respect of the Securities of one or more series, the Company, by a Board Resolution shall promptly appoint a successor Trustee or Trustees or successor Securities Agent, as applicable (it being understood that any such successor Trustee or successor Securities Agent, as applicable, may be appointed in respect of the Securities of any one or more or all of such series and that at any time there shall be only one Trustee or Securities Agent, as applicable, in respect of the Securities of any one series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee or successor Securities Agent, as applicable, in respect of the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee or Securities Agent, as applicable, the successor Trustee or successor Securities Agent, as applicable, so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or successor Securities Agent, as applicable, and supersede the successor Trustee or successor Securities Agent, as applicable, appointed by the Company. If no successor Trustee or successor Securities Agent, as applicable, in respect of the Securities of any series shall have been so appointed by the Company or such Holders and accepted appointment in the manner hereinafter provided, within 60 days after the occurrence of the event as a result of which a successor Trustee or successor Securities Agent, as applicable, may be appointed, then the Trustee or Securities Agent, as applicable, may, or any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Securities Agent, as applicable, in respect of the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee or Securities Agent, as applicable, in respect of the Securities of any series and each appointment of a successor Trustee or successor Securities Agent, as applicable, in respect of the Securities of any series in the manner and to the extent set forth in Section 1.06. Each notice shall include the name of the successor Trustee or successor Securities Agent, as applicable, in respect of the Securities of such series and the address of its principal corporate trust office.

SECTION 6.11.	Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee or successor Securities Agent, as applicable, in respect of all Securities, every successor Trustee or successor Securities Agent, as applicable, appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee or retiring Securities Agent, as applicable, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee or retiring Securities Agent, as applicable, shall become effective and such successor Trustee or successor Securities Agent, as applicable, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties, of the retiring Trustee or retiring Securities Agent, as applicable, but, on request of the Company or the successor Trustee or successor Securities Agent, as applicable, such retiring Trustee or retiring Securities Agent, as applicable, shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee or successor Securities Agent, as applicable, all the rights, powers and trusts of the retiring Trustee or retiring Securities Agent, as applicable, and shall duly assign, transfer and deliver to such successor Trustee or successor Securities Agent, as applicable, all property and money held by such retiring Trustee or retiring Securities Agent, as applicable, hereunder. Upon request of any such successor Trustee or successor Securities Agent, as applicable, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee or successor Securities Agent, as applicable, all such rights, powers and trusts.

In case a successor Trustee or successor Securities Agent, as applicable, is appointed in respect of the Securities of one or more (but not all) series, the Company, the retiring Trustee or retiring Securities Agent, as applicable, and each successor Trustee or successor Securities Agent, as applicable, in respect of the Securities of any such series shall execute and deliver a supplemental indenture hereto wherein each successor Trustee or successor Securities Agent, as applicable, shall accept such appointment and which (1) shall contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee or successor Securities Agent, as applicable, all the rights, powers and trusts of the retiring Trustee or retiring Securities Agent, as applicable, in respect of the Securities of that or those series to which the appointment of the successor Trustee or successor Securities Agent, as applicable, relates, (2) if the retiring Trustee or retiring Securities Agent, as applicable, is not retiring in respect of all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers and trusts of the retiring Trustee or retiring Securities Agent, as applicable, in respect of the Securities of that or those series as to which the retiring Trustee or retiring Securities Agent, as applicable, is not retiring shall continue to be vested in the retiring Trustee or retiring Securities Agent, as applicable, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee or Securities Agent, as applicable, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees, co-trustees of the same Trust and that each such Trustee or Securities Agent, as applicable, shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee or Securities Agent, as applicable; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee or retiring Securities Agent, as applicable, shall become effective to the extent provided therein and each successor Trustee or successor Securities Agent, as applicable, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee or retiring Securities Agent, as applicable, in respect of the Securities of that or those series to which the appointment of such successor Trustee or successor Securities Agent, as applicable, relates; but, on request of the Company or any successor Trustee or successor Securities Agent, as applicable, such retiring Trustee or retiring Securities Agent, as applicable, shall duly assign, transfer and deliver to such successor Trustee or successor Securities Agent, as applicable, all property and money held by such retiring Trustee or retiring Securities Agent, as applicable, hereunder in respect of the Securities of that or those series for which the appointment of such successor Trustee or successor Securities Agent, as applicable, relates.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12.	Merger, Conversion, Consolidation or Succession to Business of Trustee or Securities Agent.

Any corporation into which the Trustee or the Securities Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Securities Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Agent, shall be the successor of the Trustee or Securities Agent, as applicable, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Securities of any series shall have been authenticated, but not delivered, by the Securities Agent then in office, any successor by merger, conversion or consolidation to such authenticating Securities Agent may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Securities Agent had itself authenticated such Securities.

SECTION 6.13.	Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act regarding the collection of claims against the

Company (or any such other obligor), excluding any creditor relationships described in Section 311(b) of the Trust Indenture Act. A Trustee who resigned or has been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

ARTICLE SEVEN

SECURITYHOLDERS’ LISTS AND REPORTS BY SECURITIES AGENT AND COMPANY

SECTION 7.01.	Company to Furnish Trustee and Securities Agent Names and Addresses of Securityholders.

The Company will furnish or cause to be furnished to the Trustee and the Securities Agent, in respect of each series of Securities:

(a) at the written request of the Trustee or the Securities Agent, semi-annually, not more than 15 days after each Regular Record Date in respect of the Securities of such series or, if there is no Regular Record Date relating to the Securities of such series, on each June 30 and December 31, a list in such form as the Trustee or the Securities Agent, as applicable, may reasonably require, containing all the information in the possession or control of the Company or any Paying Agent other than the Trustee or the Securities Agent, as applicable, as to the names and addresses of the Holders of Securities of such series as of such Regular Record Date or the preceding June 15 or December 15, as the case may be;

(b) at such other times as the Trustee or the Securities Agent, as applicable, may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; and

(c) the Trustee and the Securities Agent shall be entitled to fully rely with no liability therefor on the most recent such list provided to it;

provided, however, that so long as the Trustee or the Securities Agent, as applicable, is the Security Registrar in respect of the Securities of such series, no such list shall be required to be furnished in respect of Holders of Registered Securities of such series to the Trustee or the Securities Agent, as applicable.

SECTION 7.02.	Preservation of Information; Communications to Securityholders.

(a) The Securities Agent shall preserve, in respect of each series of Securities, in as current a form as is reasonably practicable, (i) the names and addresses of Holders of Securities of such series contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) the names and addresses of Holders of Registered Securities of such series received by the Securities Agent in its capacity as Security Registrar or Paying Agent in respect thereof, if so acting.

Each of the Trustee and the Securities Agent may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Securities Agent, and furnish to the Securities Agent proof reasonably satisfactory to the Securities Agent that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of such Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Securities Agent shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Securities Agent in accordance with Subsection (a), or

(ii) inform such applicants as to the approximate number of Holders of such Securities whose names and addresses appear in the information preserved at the time by the Securities Agent in accordance with Subsection (a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Securities Agent shall elect not to afford such applicants access to such information, the Securities Agent shall, upon the written request of such applicants, mail to each Holder of Securities of such series whose name and address appear in the information preserved at the time by the Securities Agent in accordance with Subsection (a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Securities Agent of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Securities Agent shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the sole discretion of the Securities Agent, such mailing would be contrary to the best interests of the Holders of the Securities of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Securities Agent shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Securities Agent shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Securities Agent that neither the Company nor the Securities Agent, nor any agent of either of them, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Subsection (b), regardless of the source from which such information was derived, and that the Securities Agent shall not be held accountable by reason of mailing any material pursuant to a request made under Subsection (b).

SECTION 7.03.	Reports by Trustee.

Within 60 days after May 15 in each year, commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, if required to do so by Section 313 of the Trust Indenture Act, the Trustee shall transmit by mail to all Holders such reports concerning the Trustee and its actions under this Indenture in accordance with and to the extent required under Section 313 of the Trust Indenture Act.

A copy of each such report in respect of the Securities of any series shall, at the time of such transmission to Holders of Securities of such series, if any, be filed by the Trustee with each stock exchange upon which the Securities of such series are listed and also with the Commission and with the Company if permitted thereby. The Company will notify the Trustee when the Securities of any series are listed on any stock exchange.

SECTION 7.04.	Reports by Company.

The Company will:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail to all Holders of Securities of any series, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

The Company intends to file the reports referred to in Section 7.04(1) hereof with the Commission in electronic form pursuant to Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system. Compliance with the foregoing, or any successor electronic system approved by the Commission, shall constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the provision of Section 704 and TIA Section 314(a).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 8.01.	Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:

(1) either (A) the Company shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and the Securities Agent the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all Securities of all series and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default in respect of the Securities of any series, and no event which, after notice or lapse of time, or both, would become an Event of Default in respect of the Securities of any series, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee and the Securities Agent an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such indenture supplemental hereto comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.02.	Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance or transfer of all or substantially all the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the

Company herein. In the event of any such conveyance or transfer (other than a transfer by way of lease) the predecessor Person shall be discharged from all obligations and covenants under this Indenture and any of the Securities, and may be liquidated and dissolved.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01.	Supplemental Indentures Without Consent of Securityholders.

Without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, the Securities Agent and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee and the Securities Agent, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities of all series; or

(2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of such Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

(3) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture or under any supplemental indenture, in each case in such manner as shall not adversely affect the interests of the Holders of Outstanding Securities of any series in any material respect; or

(4) to secure payment of Outstanding Securities or to add guarantees for the benefit of the Securities of any series; or

(5) to add any additional Events of Default with respect to any or all series of Securities (and, if any such additional Event of Default applies to fewer than all series of Securities, stating each series to which such Event of Default applies); or

(6) to add to or change any of the provisions of this Indenture to the extent necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without coupons, to change or eliminate any restrictions on the payment of principal of (or any premium, if any) or interest, if any, on Registered Securities or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Outstanding Securities of any series in any material respect; or

(7) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such indenture supplemental hereto which is entitled to the benefit of such provision; or

(8) to add to such conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities as are herein set forth other conditions, limitations and restrictions thereafter to be observed; or

(9) to add or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with the Trust Indenture Act; or

(10) (a) to establish the forms or terms of Securities of any series as permitted by Sections 2.01 and 3.01 (whether established by indenture supplemental hereto or pursuant to Board Resolution) or (b) to amend such forms or terms (whether established by indenture supplemental hereto or pursuant to Board Resolution) in any manner which shall not adversely affect the interests of the Holders of Outstanding Securities of any series in any material respect; or

(11) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or Securities Agent with respect to Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee or Securities Agent, pursuant to the requirements of Section 6.11;

(12) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.01 and 4.03; provided that any such action shall not adversely affect the interests of the Holders of Outstanding Securities of any series in any material respect; or

(13) to conform the terms of the Indenture or the Securities of any series to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such Securities.

SECTION 9.02.	Supplemental Indentures With Consent of Securityholders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby (or such greater percentage in such principal amount as may be specified with respect to the Securities of such series pursuant to Section 3.01), by Act of said Holders delivered to the Company, the Securities Agent and the Trustee, the Company, when authorized by a Board Resolution, the Securities Agent and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof or the rate of any interest thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of Maturity thereof pursuant to Section 5.02, or change the coin or currency in which any Security of such series or any premium or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or impair the right of repayment, if any, of the Securities of such series at the option of the Holders thereof or the right to institute suit for the enforcement of any such repayment on or after the date such repayment is due and payable or impair the right of conversion, if any, of any Security of such series at the option of the Holder thereof or the right to institute suit for the enforcement of any such right of conversion, or relieve the obligation of the Company to redeem, repay or purchase any Security of such series pursuant to any sinking fund or analogous provisions or otherwise; or

(2) reduce the percentage in principal amount of the Outstanding Securities of such series, the consent of whose Holders is required for any such indenture supplemental hereto or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03.	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture the Trustee and the Securities Agent shall receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and enforceable against the Company. The Trustee and the Securities Agent may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s or the Securities Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.04.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the Holders of Securities of any series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.	Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

SECTION 9.06.	Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation as to any matter provided for in such supplemental indentures. If the Company shall so determine, new Securities of any series, so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Securities Agent upon receipt of a Company Order directing the authentication and delivery thereof in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 10.01.	Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of any series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on Securities of such series in accordance with the terms thereof and this Indenture. Except as otherwise specified with respect to the Securities of a series as contemplated by Section 3.01, the interest, if any, due in respect of any Temporary Global Security or any Permanent Global Security shall be payable only upon presentation thereof to the Securities Agent for notation thereon of the payment of such interest.

SECTION 10.02.	Maintenance of Office or Agency.

The Company will maintain one or more offices or agencies in each Place of Payment for Securities of such series where the Securities of such series may be presented or surrendered for payment, where the Securities of such series may be surrendered for registration of transfer or exchange, where the Securities of each series, if convertible, may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The applicable Corporate Trust Office is hereby initially appointed the Company’s office or agency for each of said purposes with respect to each such series issued hereunder. The Company will give prompt written notice to the Trustee and the Securities Agent for the Securities of such series of the location, and of any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee or the Securities Agent with the address thereof, such presentations (to the extent permitted by law) and surrenders of Securities of such series and such notices and demands may be made or served at the applicable Corporate Trust Office, and the Company hereby appoints the Securities Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and the Securities Agent of any such designation or rescission and of any change in the location of any such other office or agency. Neither the Trustee nor the Securities Agent have been appointed as the Company’s agent for service of process.

SECTION 10.03.	Money for Securities Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent in respect of any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or composite currency in which the Securities of such series are payable (except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01) sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee and the Securities Agent of its action or failure to so act.

Whenever the Company shall have one or more Paying Agents for the Securities of any series, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on, any of the Securities of such series, deposit with a Paying Agent for the Securities of such series a sum in the currency or composite currency in which the Securities of such series are payable (except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01 or as otherwise provided by Section 10.02) sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Securities Agent) the Company will promptly notify the Trustee and the Securities Agent of its action or failure to so act.

The Company will cause each Paying Agent for the Securities of any series other than the Securities Agent to execute and deliver to the Securities Agent an instrument in which such Paying Agent shall agree with the Securities Agent, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of principal of (and premium, if any) or interest, if any, on the Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Securities Agent notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any such payment of principal (and premium, if any) or interest, if any, on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Securities Agent, forthwith pay to the Securities Agent all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture in respect of the Securities of any series or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Securities Agent all sums held in trust by the Company or such Paying Agent in respect of such series, such sums to be held by the Securities Agent upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Securities Agent, the Company and such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Securities Agent or any Paying Agent or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Securities Agent or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Securities Agent or such Paying Agent, before being required to make any such repayment, may at the expense of the Company mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company.

SECTION 10.04.	Statement as to Compliance.

The Company will deliver to the Trustee and the Securities Agent, within 120 days after the end of each fiscal year (which on the date hereof is the calendar year), a written statement signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating, as to each signer thereof, that

(1) a review of the activities of the Company during such year and of performance under this Indenture has been made under such Person’s supervision, and

(2) to the best of such Person’s knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

SECTION 10.05.	Assumption of Obligations in Connection with Mergers and Acquisitions.

Nothing herein shall prevent the Company or any Subsidiary, in connection with its merger with or acquisition of all or substantially all of the assets of any Person, from assuming all obligations and liabilities of such Person; provided, however, that no mortgage of such Person shall be so assumed if, as a result thereof, the property of the Company or any of its Subsidiaries immediately prior thereto would thereupon become subject to the lien of such mortgage, unless either the assumption by the Company or any Subsidiary of the obligations and liabilities secured by such mortgage would be permitted by the Indenture with respect to the Securities of any series.

SECTION 10.06.	Defeasance of Certain Obligations.

If this Section 10.06 has been specified in accordance with Section 3.01 to be applicable to Securities of any series, the Company may omit to comply with any term, provision or condition set forth in any covenant applicable to such Securities and designated pursuant to Section 3.01 as being subject to this Section 10.06, Section 5.01(c) with respect to each such covenant shall be deemed not to be an Event of Default and such covenant shall cease to be applicable to such Securities on and after the date the conditions set forth in clause (4) of this Section 10.06, in each case with respect to the Securities of that series, provided that the following conditions have been satisfied:

(1) with reference to this Section 10.06, the Company has deposited or caused to be deposited with the Securities Agent (or another agent satisfying the requirements of Section 6.09) irrevocably (irrespective of whether the conditions in subparagraphs (2), (3), (4), (5) (if applicable) and (6) have been satisfied, but subject to the provisions of Section 4.02(c) and the last paragraph of Section 10.03), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (A) money in an amount in the currency or composite currency in which the Securities of such series are payable (except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01), or (B) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the opening of business on the due date of any payment referred to in clause (i) or (ii) of this subparagraph (1) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Securities Agent, to pay and discharge (i) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest, (ii) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and (iii) any repayment of the Securities of such series at the option of the Holder of any of such Securities on any date such repayment is due and payable;

(2) such deposit shall not cause the Securities Agent with respect to the Securities of that series to have a conflicting interest as defined in Section 6.08 and for purposes of the Trust Indenture Act with respect to the Securities of any series;

(3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(4) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 5.01(d) or Section 5.01(e) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.01(d) or Section 5.01(e) shall have occurred and be continuing on the 91st day after such date;

(5) if this subparagraph has been specified in accordance with Section 3.01 to be applicable to the Securities of such series, the Company has delivered to the Trustee and the Securities Agent an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; and

(6) the Company has delivered to the Trustee and the Securities Agent an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

SECTION 10.07.	Additional Amounts.

If the Securities of a series provide for the payment of additional amounts as contemplated by clause (13) of Section 3.01, the Company will pay to the Holder of any Security of such series additional amounts upon the terms and subject to the conditions provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest, if any, on, or in respect of, any Security of any series or the net proceeds received at maturity or on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to such series (or if the Securities of such series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made), and at least 10 days prior to each date of payment of principal (and premium, if any) or interest, if any, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Securities Agent, the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Securities Agent, with an Officers’ Certificate instructing the Securities Agent and such Paying Agent or Paying Agents whether such payment of principal of (or premium, if any) or interest, if any, on the Securities of such series shall be made to Holders of Securities of such series who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to the Securities Agent or such Paying Agent the additional amounts, if any, required by this Section. The Company covenants to indemnify the Securities Agent, the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

SECTION 10.08.	Waiver of Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in this Article Ten (other than in Sections 10.01, 10.02, 10.03 or 10.04) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities of such series at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Securities Agent in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.01.	Applicability of Article.

Redemption of Securities of any series which are redeemable before their Stated Maturity at the election of the Company or otherwise, as permitted or required by their terms, shall be made in accordance with such terms and, except as otherwise specified as contemplated by Section 3.01 for the Securities of such series, this Article.

SECTION 11.02.	Election to Redeem; Notice to Trustee and Securities Agent.

In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee and Securities Agent) notify the Trustee and Securities Agent of such Redemption Date and of, if applicable, each portion of the Securities of such series having like terms and conditions to be redeemed, the principal amount of the Securities of such series or such portion thereof, as the case may be, to be redeemed and the principal amount thereof to be redeemed.

SECTION 11.03.	Selection by Securities Agent of Securities to be Redeemed.

If less than all the Securities of any series are to be redeemed, or if less than all the Securities of such series having like terms and conditions are to be redeemed, as the case may be, the particular Securities of such series or portion thereof, as the case may be, to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Securities Agent, from the Outstanding Securities of such series or portion thereof, as the case may be, not previously called for redemption, by such method as the Securities Agent shall deem fair and appropriate, which may be pro rata based on outstanding principal balance, and which may provide for the selection for redemption of portions of the principal of such Securities of a denomination larger than the minimum authorized denomination of Securities of such series. The portions of the principal of such Securities so selected for partial redemption shall be equal to the smallest authorized denomination of such Securities, or an integral multiple thereof which is also an authorized denomination.

Anything herein to the contrary notwithstanding, however, for so long as any Securities are in the form of a Global Security or are listed on any exchange the standard procedures of the applicable Depositary and/or exchange shall be followed in connection with any such partial redemption.

The Securities Agent shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

SECTION 11.04.	Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities of such series to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said date;

(5) the place or places where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price, each of which shall be the office or agency of the Company in a Place of Payment; and

(6) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Securities Agent in the name of and at the expense of the Company.

Failure to give such notice to the Holder of any Security or any defect in such notice given to the Holder of any Security shall not affect the validity of the proceedings for any other Security or part thereof.

SECTION 11.05.	Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Securities Agent or with a Paying Agent in respect of the Securities of any series which are to be redeemed on that date (or, if the Company is acting as its own Paying Agent in respect of such Securities, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or composite currency in which the Securities of such series are payable (except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01) sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any, on all the Securities which are to be redeemed on that date, or, in the event of a defeasance and discharge of this Indenture, or defeasance of certain covenants, with respect to such Securities pursuant to Section 4.03(1) or 10.06(1), as the case may be, shall have deposited such money or Government Obligations required by such Section for purposes of the payment of the Redemption Price of such Securities.

SECTION 11.06.	Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities of any series so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or composite currency in which the Securities of such series are payable (except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01), and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with said notice, such Securities shall be paid by the Company at the Redemption Price; provided, however, that, unless otherwise specified with respect to the Securities of such series pursuant to Section 3.01, installments of any interest on Registered Securities of such series the Stated Maturity of which interest is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Registered Securities or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security (or, in the case of an Original Issue Discount Security, such Security’s Yield to Maturity).

SECTION 11.07.	Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Securities Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Securities Agent duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Securities Agent shall authenticate and deliver, upon receipt of a Company Order directing such authentication and delivery, to the Holder of such Security without service charge a new Registered Security or Registered Securities of the same series, of any authorized denominations as requested by such Holder, of a like Stated Maturity and with like terms and conditions, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered. Any Permanent Global Security which is to be redeemed only in part shall be so surrendered, and the Company shall execute, and the Securities Agent shall authenticate and deliver, upon receipt of a Company Order directing such authentication and delivery, to the

Depositary for such Permanent Global Security, without service charge, a new Permanent Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Permanent Global Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 12.01.	Applicability of Article.

Redemption or retirement of Securities of any series through operation of a sinking fund, as permitted or required by their terms, shall be made in accordance with such terms and, except as otherwise specified as contemplated by Section 3.01 for the Securities of such series, this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of the Securities of such series.

SECTION 12.02.	Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Securities Agent at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03.	Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities or such shorter period as shall be satisfactory to the Securities Agent, the Company will deliver to the Securities Agent and the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for Securities of such series pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash, the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to Section 12.02 and the basis for such credit and stating that such Securities have not previously been so credited and will also deliver to the Securities Agent any Securities to be so delivered. The Securities Agent shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE THIRTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 13.01.	Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 13.02.	Call, Notice and Place of Meetings.

(a) The Securities Agent or the Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 13.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Securities Agent to call a meeting of the Holders of Securities of such series for any purpose specified in Section 13.01, by written request setting forth in reasonable detail the action proposed to be taken at such meeting, and the Securities Agent shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (a).

SECTION 13.03.	Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Securities Agent and its counsel and any representatives of the Company and its counsel.

SECTION 13.04.	Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which is required to be given by the Holders of not less than a greater percentage in such principal amount as shall have been specified with respect to the Securities of such series pursuant to Section 3.01, the Persons entitled to vote such greater percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Subject to Section 13.05, notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any consent or waiver which is required to be given by the Holders of not less than a greater percentage in such principal amount as shall have been specified with respect to the Securities of such series pursuant to Section 3.01 may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of such greater percentage in principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

SECTION 13.05.	Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee or the Securities Agent, as applicable, may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b) The Trustee or the Securities Agent, as applicable, shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 13.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 13.06.	Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.02 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee or the Securities Agent, as applicable, to be preserved by the Trustee or the Securities Agent, as applicable, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 13.07.	Action Without a Meeting.

Nothing in this Article Thirteen shall be deemed or construed to restrict the Holders of Securities of any series from making, giving or taking any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture without a meeting by written consent as provided in Section 1.04.

ARTICLE FOURTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 14.01.	Exemption from Individual Liability.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security of any series, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Securities of any series or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any such Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

ARTICLE FIFTEEN

CONVERSION

SECTION 15.01.	Conversion of Securities.

(a) If the terms of any series of Securities provide for any Securities of such series to be convertible into shares of Common Stock issued by the Company as contemplated by Section 3.01, then, subject to and upon compliance with (i) the provisions of this Section 15.01, if and to the extent such provisions are specified as contemplated by Section 3.01 to be applicable to the Securities of such series, and (ii) such other provisions, if any, as shall be so specified, the Holder of any Security or Securities of such series shall have the right, at such Holder’s option, to convert the principal amount of such Security or Securities, or any portion of such principal amount which is $1,000 or such other minimum amount as may be specified with respect to the Securities of such series, or any integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate principal amount of the Security or Securities or portion thereof surrendered for conversion by the conversion price in effect at such time, by surrender of the Securities to be so converted in whole or in part in the manner provided in Subsection (b) below or as otherwise provided with respect to the Securities of such series as contemplated by Section 3.01. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted such Holder’s Securities.

(b) In order to exercise a conversion privilege, the Holder of any Security or Securities to be converted in whole or in part shall surrender such Security or Securities at an office or agency maintained by the Company for such purpose as provided in Section 10.02, together with, if such Securities are Registered Securities, the funds, if any, required by the last paragraph of this Subsection (b), and with the conversion notice thereon (or such other notice which is acceptable to the Company any agent appointed by the Company as a conversion agent in respect of such Securities (each, a “Conversion Agent”) and, if such Securities are Registered Securities, the Security Registrar) duly executed, to the Company at the office or agency of any Conversion Agent maintained for such purpose as provided in Section 10.02 at which the Holder elects to convert such Security or Securities or the portion thereof specified in said notice. Such notice shall be accompanied by such transfer taxes and duties, or funds therefor, as are required pursuant to Subsection (g) below. Convertible Registered Securities surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the name of the Holder of such Registered Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company, the Securities Agent and the applicable Security Registrar duly executed by, the Holder or such Holder’s duly authorized attorney.

As promptly as practicable after the surrender for conversion of any such Security or Securities as aforesaid and notice as aforesaid (accompanied by the funds, if any, required by the last paragraph of this Subsection (b)), the Company shall deliver or cause to be delivered at such office or agency to or upon written order of the Holder thereof a certificate or certificates representing the number of full shares of Common Stock issuable upon the conversion of such Security or Securities or portion thereof issued in such name or names as such Holder may direct and a check or cash in respect of any fractional share of Common Stock arising upon such conversion, as provided in Subsection (c) below. In case any Security or Securities of a denomination greater than the minimum amount for conversion referred to in Subsection (a) above shall be surrendered for conversion in part only, the Company shall execute and the Securities Agent shall authenticate and deliver, upon receipt of a Company Order directing such authentication and delivery, to or upon the written order of the Holder of such Security or Securities so surrendered, without charge to such Holder, and at the expense of the Company, if any, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security or Securities.

Each conversion of a convertible Security or Securities as aforesaid shall be deemed to have been effected at the close of business on the date such Security or Securities and notices shall have been surrendered as aforesaid (accompanied by the funds, if any, required by the last paragraph of this Subsection (b)), and at such time the rights of the Holder of such Security or Securities as Holder of the principal amount thereof so surrendered for conversion shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be treated for all purposes as having become the holder or holders of record of the shares represented thereby at such time and such conversion shall be at the conversion price in effect at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the conversion price in effect at such time on such succeeding day.

If the conversion date in respect of any convertible Registered Securities or portion thereof is during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, such Registered Securities shall (unless such Registered Securities or portion thereof being converted shall have been called for redemption on a date during such period) be accompanied by payment in funds acceptable to the Company of an amount equal to the interest otherwise payable on such Interest Payment Date to the Holder thereof at the close of business on the Regular Record Date for such Interest Payment Date with respect to the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Securities of such series. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder of such Registered Securities at the close of business on such Regular Record Date; provided, however, that if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided in this paragraph, no adjustment shall be made for any interest accrued on any Security or Securities converted or for dividends on any shares of Common Stock issued upon the conversion of such Security or Securities as provided in this Section 15.01.

(c) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of any convertible Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon the conversion of such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would, absent the provisions of this Subsection (c), be issuable upon the conversion of any Security or Securities, the Company shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the Holder of such surrendered Security or Securities of an amount in cash equal to the current market value of such fractional interest, computed on the basis of the closing price of the Common Stock (determined as provided in paragraph (4) of Subsection (e) below) on the date of conversion.

(d) The conversion price in respect of a series of convertible Securities shall be as specified with respect to the Securities of such series as contemplated by Section 3.01, subject to adjustment as provided in Subsection 15.01(e).

(e) The conversion price shall be adjusted from time to time by the Company as follows:

(1) In case the Company shall (A) pay a dividend on the Common Stock, or make a distribution to all holders of the Common Stock of, shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or

(D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Security or Securities thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned or have been entitled to receive immediately following such action had such Security or Securities been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (1) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (1), the Holder of any Security or Securities thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Company (whose determination shall be conclusive) shall determine the allocation of the conversion price between or among shares of such classes of capital stock.

(2) In case the Company shall issue rights (other than rights under a periodic dividend reinvestment plan that are exercisable at a price per share of Common Stock of not less than 85% of the current market price per share (determined as provided in such plan) of Common Stock) or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to subparagraph (4) below) on the record date mentioned below, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such date of issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such date of issuance plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants, and in the event that more than 10% of such rights or warrants are not so exercised, the conversion price shall again be adjusted to be the conversion price which would then be in effect if the rights or warrants so exercised had been the only rights or warrants offered.

(3) In case the Company shall distribute to all holders of the Common Stock evidences of its indebtedness or assets (excluding any cash dividend paid from the surplus account of the Company (designated “Retained earnings” on the books of the Company)) or rights or warrants to subscribe for securities of the Company (excluding (y) those referred to in subparagraph (2) above and (z) rights under a periodic dividend or interest reinvestment plan that are exercisable at a price per share of Common Stock of not less than 85% of the current market price per share (determined as provided in such plan) of Common Stock), then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (4) below) of Common Stock less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) per share of Common Stock of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants, and of which the denominator shall be such current market price per share of Common Stock on the record date mentioned below. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution, and in the event that more than 10% of the rights or warrants so distributed are not so exercised, the conversion price shall again be adjusted to be the conversion price which would then be in effect if the rights or warrants so exercised had been the only rights or warrants so distributed.

(4) For the purpose of any computation under subparagraphs (2) and (3) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive Business Days in The City of New York commencing 45 such Business Days before the day in question; provided, however, that if an issuance or distribution of the types described under subparagraphs (2) and (3) above is to be made, and no public announcement of such issuance or distribution is made by or on behalf of the Company more than 20 trading days (as defined below) before the day in question, the current market price per share of Common Stock on such date shall be deemed to be the average of the daily closing prices for the five consecutive trading days selected by the Company not more than 20 trading days before, and ending not later than, the day in question. The closing price for each day shall be the last reported sales price on the New York Stock Exchange Composite Tape, or, if not so reported, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange, or, if the Common Stock is not at such time listed on such exchange or no such quotations are available, the average of the closing bid and asked prices of the Common Stock on NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If on any trading day the Common Stock is not quoted by any organization referred to in this subparagraph (4), the fair value of the Common Stock on such day, as determined by the Board of Directors (whose determination shall be conclusive), shall be used. For purposes of this subparagraph (4), the term “trading day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which securities are not traded on any such exchange or in any such market referred to in this subparagraph (4).

(5) In the case of either (A) any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a change in, from or to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or (B) any sale or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, then the successor or purchasing Person, as the case may be, shall execute with the Securities Agent and Trustee an indenture supplemental hereto providing that the Holder of each convertible Security or Securities then Outstanding shall have the right to convert such Security or Securities into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security or Securities immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments equivalent as nearly as practicable to the adjustments provided for in this Section 15.01 assuming, in the case of any consolidation, merger, sale or conveyance, such holder of Common Stock of the Company (i) is not a person with or into which the Company consolidated or merged or which merged into the Company or to which such sale or conveyance was made, as the case may be (“constituent person”), or an affiliate of a constituent person and (ii) failed to exercise such holder’s rights of election, if any, as to the kind or amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that if the kind or amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or conveyance by others than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 15.01 the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance with respect to each non-electing share shall be deemed to be the kind and amount so receivable per share with respect to a plurality of the non-electing shares). The provisions of this subparagraph (5) shall similarly apply to successive consolidations, mergers, sales or conveyances.

(6) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment shall be required and made in accordance with the provisions of this Section 15.01 (other than this subparagraph (6)) not later than the earlier of (A) three years after the date of the particular event involved, (B) the date as to which the aggregate adjustments not previously made would require a total increase or decrease of 1% in the conversion price and (C) such other time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 15.01 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 15.01 to the contrary notwithstanding, (i) the Company shall be permitted to make such adjustments in the conversion price, in addition to those required by this Section 15.01, as it in its discretion shall consider to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the holders of the Common Stock and (ii) the Company may at any time decrease the conversion price by any amount.

(7) Whenever the conversion price with respect to any convertible Securities is adjusted as herein provided, the Company shall promptly file with the Securities Agent, the Trustee and any Conversion Agent other than the Securities Agent an Officers’ Certificate setting forth the conversion price after such adjustment, a brief statement of the facts requiring such adjustment and, in the event the conversion price is adjusted other than pursuant to clause (ii) of the last sentence of subparagraph (6) above, the method of calculation thereof. In lieu of delivering such Officers’ Certificate, the Company may deliver to the Securities Agent, the Trustee and any Conversion Agent, a certificate of any firm of independent public accountants selected by the Company (who may be the regular accountants employed by the Company) setting forth the conversion price and the method of calculation thereof. Any such Officers’ Certificate or certificate of any firm of independent public accountants shall be evidence of the correctness of any adjustment of the conversion price made pursuant to this Subsection (e). None of the Securities Agent, the Trustee or any Conversion Agent shall bear any responsibility with respect to any such Officers’ Certificate or certificate and shall be entitled to rely fully thereon with no duty to calculate, confirm or verify the contents thereof. Promptly after delivery of such certificate, the Company shall cause a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price to be mailed to each Holder at such Holder’s address as it appears on the Security Register; provided, however, that if it shall be impractical to mail such notice as provided herein, then such mailing or other notice in lieu thereof as shall be made to the Trustee and the Securities Agent shall constitute sufficient mailing of such notice upon confirmation of receipt by a Responsible Officer thereof; and provided, further, that if within ten days after the mailing of such a notice an event occurs which would require the mailing of an additional notice, such additional notice shall be mailed as aforesaid promptly but in no event earlier than the tenth day after the mailing of the immediately prior notice.

(8) In any case in which this Subsection (e) shall require that an adjustment be made retroactively immediately following a record date, the Company may elect to defer (but only until five Business Days following the filing of the Officers’ Certificate as provided in subparagraph (7) above) (y) issuing to the holder of any share of Common Stock obtained upon conversion of Securities after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the conversion price prior to adjustment and (z) paying to such Holder any amount in cash in lieu of any fraction pursuant to Subsection (c).

(f) In case of any consolidation or merger of the Company with or into any other Person (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any sale or transfer of all or substantially all the assets of the Company, the Person formed by such consolidation or the Person into which the Company shall have been merged or the Person which shall have acquired such assets, as the case may be, execute with the Securities Agent and the Trustee an indenture supplemental hereto providing that the Holder of each convertible Security or Securities then Outstanding shall thereafter have the right to convert such Security or Securities pursuant to Subsection (e)(5) above subject to adjustment for events after the grant subsequent to the effective date thereof equivalent as nearly as practicable to the adjustment provided for in Subsection (e) above. The provisions of this Subsection (f) shall similarly apply to successive consolidations, mergers, sales or transfers.

(g) The issuance of certificates for shares of Common Stock on conversion of Securities pursuant hereto shall be made at the expense of the Company and without charge to the Holder converting a Security or Securities for any stamp or other similar tax or duty in respect of the issue thereof; provided, however, that if any such certificate is to be issued in a name other than that of the Holder of the Security or Securities to be converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax or duty which may be payable in respect of any transfer involved in such issuance or delivery or shall establish to the satisfaction of the Company that such tax or duty has been paid. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by such Holder have been paid.

(h) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of Securities, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Securities; provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are held in the treasury of the Company. For the purposes of this Subsection (h), the full number of shares of Common Stock issuable upon the conversion of all outstanding Securities shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding Securities were held by a single holder. Unless otherwise provided with respect to the convertible Securities of any series as provided in Section 3.01, the Company covenants that if any shares of Common Stock required to be reserved for issuance upon conversions of such Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon such conversions, the Company will cause such shares to be duly registered or approved, as the case may be. Unless otherwise provided with respect to the convertible Securities of any series as provided in Section 3.01, the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of such Securities hereunder prior to such delivery on the New York Stock Exchange and any other securities exchange on which the outstanding Common Stock is listed at the time of such delivery. Before taking any action which would cause an adjustment reducing the then conversion price of any convertible Securities below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price. The Company covenants that all authorized but unissued shares of Common Stock which may at any time be reserved pursuant to this Subsection (h) for issuance upon conversions of any convertible Securities will be free from preemptive rights and duly and validly authorized for issuance upon such conversions and that all shares of Common Stock which may at any time be issued upon conversions of such Securities in accordance with the terms hereof and thereof will upon such issuance, be free from preemptive rights, duly and validly authorized and issued, fully paid and nonassessable.

(i) None of the Trustee, the Securities Agent or any Conversion Agent shall at any time be under any duty or responsibility to any Holder of convertible Securities to determine whether any facts exist which may require any adjustment of the conversion price thereof, or with respect to the nature or extent of any such adjustment when made or with respect to the method employed, herein provided to be employed, in making the same. None of the Trustee, the Securities Agent or any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash) which may at any time be issued or delivered upon the conversion of any such Security or Securities; and none of the Trustee, the Securities Agent or any Conversion Agent makes any representations with respect thereto. Subject to Section 6.01, none of the Trustee, the Securities Agent or any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any convertible Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 15.01.

(j) In case:

(1) the Company shall take any action which would require an adjustment in the conversion price with respect to any convertible Securities of a series pursuant to Subsection (e) above; or

(2) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or any other rights or warrants and notice thereof shall be given to holders of Common Stock; or

(3) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in, from or to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or

(4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee, the Securities Agent and any Conversion Agent and, with respect to Registered Securities of such series, to be mailed to each Holder, at least 10 days prior to the applicable date hereinafter specified, a notice setting forth (x) the date on which a record is to be taken for the purpose of any distribution or grant to holders of Common Stock, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or grant are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the proceedings described in paragraphs (1) through (4) of this Subsection (j).

(k) Notwithstanding anything else in this Section 15.01, any funds which at any time shall have been deposited by the Company or on its behalf with any Paying Agent for the purpose of paying interest on or the redemption or repayment price of any convertible Securities and which shall not be required for such purposes because of the conversion of such Securities, upon delivery to such Paying Agent of evidence satisfactory to it of such conversion, after such conversion, shall be repaid to the Company by such Paying Agent.

(l) All Securities surrendered for conversion shall, if applicable, be delivered to the Securities Agent for cancellation and shall be cancelled and destroyed by the Securities Agent as provided in Section 3.09 in accordance with its standard procedures.

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Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute any party the agent of any other. No party shall hold itself out contrary to the terms of this Section and no party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Indenture is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

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Each of the parties hereto hereby irrevocably and unconditionally:

(1) submits for itself and its property in any legal action relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any federal or state court in in the State and County of New York and appellate courts having jurisdiction over any appeals therefrom;

(2) consents that any such action may be brought in such courts and only in such courts, and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(3) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

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This Indenture may be executed in any number of counterparts, each of which will be deemed to be an original regardless of whether delivered in manual or electronic form, but all such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

FORTUNE BRANDS HOME & SECURITY, INC.

By:	/s/ E. Lee Wyatt, Jr.
	Name:	E. Lee Wyatt, Jr.
	Title:	Senior Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Joshua C. Jones
	Name:	Joshua C. Jones
	Title:	Assistant Vice President

CITIBANK, N.A., not in its individual capacity but solely as Securities Agent

By:	/s/ Karen Schluter
	Name:	Karen Schluter
	Title:	Vice President